Exhibit 99-906.CERT

CORNERCAP GROUP OF FUNDS

CHIEF EXECUTIVE OFFICER CERTIFICATION
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the report on Form N-CSR for the CornerCap Group of Funds (the “Fund”) for the period ended March 31, 2005, as filed with the Securities and Exchange Commission (the “Report”). The undersigned, Thomas E. Quinn, principal executive officer and principal financial officer (or equivalent thereof) of the Fund, does hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date: June 21, 2005

By:	/s/ Thomas E. Quinn
Thomas E. Quinn President and Treasurer

A signed original of this written statement required by Section 906 has been provided to the Fund and will be retained by the Fund and furnished to the Securities and Exchange Commission or its staff upon request. This certification is being furnished to the Commission pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR with the Commission.